Exhibit 99.2

Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

ForeScout Technologies Reports Third Quarter 2018 Financial Results

•	Revenue increases 23% year-over-year

•	Achieves non-GAAP operating profit of $4.9 million

•	Acquires SecurityMatters to accelerate momentum in Operational Technology market

SAN JOSE, Calif., November 8, 2018 – ForeScout Technologies, Inc. (NASDAQ:FSCT), a leading Internet of Things (IoT) security company, today announced results for its third quarter, ended September 30, 2018.

The Company also announced it has acquired SecurityMatters, a global leader in operational technology (OT) network protection. The acquisition will bolster ForeScout's global leadership position in device visibility for IT networks with expanded capabilities and advanced features to secure OT and industrial environments - enabling the industry's first, and only, end-to-end agentless device visibility and control platform across the extended enterprise. The acquisition is expected to accelerate ForeScout's traction in the emerging OT space and expand its current total addressable market by approximately 50% to 2.1 billion enterprise devices, from a previous 1.4 billion devices.

“Q3 marked another strong quarter for ForeScout, as we again delivered consistent outperformance across both top and bottom line metrics,” said Michael DeCesare, CEO and President of ForeScout Technologies. “We landed more than 100 new customers and expanded with many existing ones across a mix of industries and geographies as we continued to execute well to capitalize on the growing market opportunity for device visibility solutions. We are excited about strengthening and accelerating our opportunity in the OT market with our acquisition of SecurityMatters, which makes us the industry's only vendor able to provide deep and continuous end-to-end agentless device visibility and control across the extended enterprise - from the campus to data center, cloud and OT environments.”

Third Quarter 2018 Financial Highlights

•	Revenue: Total revenue was $85.6 million, an increase of 23% over the third quarter of 2017

o	Product revenue was $51.1 million, an increase of 18% over the third quarter of 2017

o	Maintenance and Professional Services revenue was $34.5 million, an increase of 32% over the third quarter of 2017

•
Gross Profit: GAAP gross profit was $66.4 million, or 78% of total revenue, compared to $53.4 million in the third quarter of 2017, or 77% of total revenue. Non-GAAP gross profit was $67.2 million, or 78% of total revenue, compared to $53.7 million in the third quarter of 2017, or 77% of total revenue.

•
Operating Loss/Income: GAAP operating loss was $8.6 million, or 10% of total revenue, compared to $0.7 million in the third quarter of 2017, or 1% of total revenue. Non-GAAP operating income was $4.9 million, or 6% of total revenue, compared to $3.2 million in the third quarter of 2017, or 5% of total revenue.

•
Net Loss/Income: GAAP net loss was $8.3 million, or $0.20 per share, compared to $1.3 million in the third quarter of 2017, or $0.21 per share. Non-GAAP net income was $5.1 million, or $0.10 per share, based on 48.5 million weighted average diluted shares outstanding, compared to $2.6 million in the third quarter of 2017, or $0.08 per share, based on 34.7 million weighted average diluted shares outstanding.

•
Cash Flow: Net cash used in operating activities was $11.6 million, or 14% of total revenue, compared to net cash provided by operating activities of $2.3 million in the third quarter of 2017, or 3% of total revenue. Free cash flow was negative $13.6 million, or 16% of total revenue, compared to positive $1.7 million in the third quarter of 2017, or 2% of total revenue.

A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“Revenue growth of 23% exceeded our guidance for the third quarter, driven by strong product revenue growth from CounterACT sales and continued momentum with our Extended Modules," said Criss Harms, Chief Financial Officer of ForeScout. “We also achieved Non-GAAP profitability, resulting from our strong revenue outperformance, which further evidenced the sales leverage that we are able to unlock in our model, as well as the continuing mix shift within our revenue to more software-only sales.”

Third Quarter 2018 Business Highlights
During the third quarter and recently, ForeScout:

•
Received the Frost & Sullivan Growth Excellence Leadership Award in the network access control (NAC) market for the fastest growth in the industry, the largest gain in global market share and the highest standards for delivering customer value. The award recognizes the company for its innovative, agentless solutions that offer customers unmatched device visibility and control across multi-vendor environments in the extended enterprise.

•
Announced it has teamed up with Belden, a global leader in industrial networking and cybersecurity, to help organizations mitigate detrimental impacts to safety, quality and productivity in their industrial automation and control networks caused by cyber events. Through this strategic partnership ForeScout delivers secure network access, comprehensive device visibility and dynamic network segmentation capabilities in industrial environments powered by Belden infrastructure.

•
Was named a winner in multiple categories at the 2018 Cyber Defense Global Awards. The company’s visibility platform was recognized as a winner in two categories including “Leader of Internet of Things Security” and “Best Product: Network Access Control.” These wins confirm the company’s unique ability to provide network security that enables commercial and government organizations to see all devices on the network, control connected systems, and orchestrate incident response and device remediation.

•
Was named the winner of the “Overall IoT Security Solution Provider of the Year” award from CyberSecurity Breakthrough, an independent organization that recognizes the top companies, technologies and products in the global information security market today.

Fourth Quarter and Full Year 2018 Outlook
ForeScout provides guidance based on current market conditions and expectations.

For the fourth quarter of 2018, ForeScout expects:

•	Revenue of $75.8 million - $78.8 million, representing year-over-year growth of 23% at the midpoint

•	Non-GAAP operating loss of $10.5 - $9.5 million

•	Non-GAAP net loss per share of $0.26 - $0.24 using approximately 42.8 million weighted shares outstanding

For the full year 2018, ForeScout expects:

•	Revenue of $288.7 million - $291.7 million, representing year-over-year growth of 29% at the midpoint

•	Non-GAAP operating loss of $26.7 - $25.7 million

•	Non-GAAP net loss per share of $0.69 - $0.67 using approximately 40.9 million weighted shares outstanding

Guidance for non-GAAP operating loss and non-GAAP net loss per share excludes stock-based compensation expense and acquisition-related expenses. We have not reconciled non-GAAP operating loss guidance to GAAP operating loss, nor have we reconciled non-GAAP net loss per share to GAAP net loss per share, as a result of the uncertainty regarding, and the potential variability of, this item. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Information
ForeScout will host a conference call for analysts and investors to discuss its third quarter 2018 financial results today at 1:30 p.m. Pacific time. Open to the public, interested parties may access the conference call by dialing either (855) 659-9329 or (615) 247-5915 using the passcode 5249667.

A live webcast will be accessible on ForeScout’s investor relations website at www.investors.forescout.com. A telephonic replay of the conference call will be available through Thursday, November 15, 2018. To access the replay, interested parties should dial either (855) 859-2056 or (404) 537-3406 using the passcode 5249667.

About ForeScout
ForeScout Technologies, Inc. helps make the invisible visible. Our company focuses on providing Global 2000 enterprises and government agencies with agentless visibility and control of traditional and IoT devices the instant they connect to the network. Our technology integrates with disparate security tools to help organizations accelerate incident response, break down silos, automate workflows and optimize existing investments. Learn more at www.forescout.com.

© 2018. ForeScout Technologies, Inc.  All rights reserved.  ForeScout Technologies, Inc. is a Delaware corporation. A list of our trademarks and patents can be found at https://www.forescout.com/company/legal/intellectual-property-patents-trademarks. Other brands, products, or service names may be trademarks or service marks of their respective owners.

FSCT - F
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our financial outlook for the fourth quarter of 2018 and fiscal year 2018, our markets and demand for our products as well as our growth prospects, our market opportunity as well as the goals and expectations for our partnerships and product enhancements in the operational technology market resulting from the acquisition of SecurityMatters. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; developments and trends in the domestic and international markets for network security products; our growth in international markets; our expectations concerning the productivity of our expanding sales force as our sales representatives become more seasoned; our plans to attract new customers, retain existing customers and increase our annual revenue; fluctuations in our quarterly results of operations and other operating measures; increasing competition; new integrations to the ForeScout platform; the receipt of product certifications and the importance of such certifications for government buyers and contractors; the ability of ForeScout to successfully integrate SecurityMatters and to achieve anticipated benefits to our product, business and growth in the operational technology market following our acquisition of SecurityMatters; general economic, market and business conditions and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 9, 2018, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.forescout.com. Additional information will also be set forth in ForeScout’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures
ForeScout has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). ForeScout uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing ForeScout’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ForeScout’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ForeScout’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Gross Profit. ForeScout defines non-GAAP gross profit as gross profit plus stock-based compensation expense.

Non-GAAP Operating Income (Loss). ForeScout defines non-GAAP operating income (loss) as operating income (loss) excluding stock-based compensation expense and acquisition-related expenses.

Non-GAAP Net Income (Loss) Per Share. ForeScout defines non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense, expense associated with changes in warrants issued in connection with preferred shares, acquisition-related expenses, and tax effect of non-GAAP adjustments. ForeScout defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average diluted shares outstanding.

Free Cash Flow. ForeScout defines free cash flow as net cash provided by operating activities less purchases of property and equipment. ForeScout defines free cash flow margin as free cash flow as a percentage of total revenue. ForeScout considers free cash flow and free cash flow margin to be profitability and liquidity measures that provide useful information to management and investors about the amount of cash generated by the business that, after the purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet.

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
 (Unaudited, in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$129,035	$63,009
Marketable securities	81,289	123,384
Accounts receivable	67,967	64,686
Inventory	322	3,660
Deferred commissions - current	10,667	10,957
Prepaid expenses and other current assets	11,786	9,213
Total current assets	301,066	274,909
Deferred commissions - non-current	20,942	21,795
Property and equipment, net	24,376	23,260
Severance pay deposits	2,162	2,118
Restricted cash - non-current	1,189	4,146
Other assets	2,196	2,490
Total assets	$351,931	$328,718

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$902	$7,348
Accrued compensation	23,819	25,358
Accrued expenses	11,410	10,023
Customer deposits	331	1,008
Deferred revenue - current	95,448	79,631
Notes payable - current	7,309	7,245
Total current liabilities	139,219	130,613
Deferred revenue - non-current	66,633	55,228
Notes payable - non-current	10,089	15,579
Accrued severance pay liability	2,783	2,617
Other liabilities	7,964	9,190
Total liabilities	226,688	213,227

Stockholders' equity:
Common stock	43	38
Additional paid-in capital	618,656	551,986
Accumulated other comprehensive loss	(147)	(112)
Accumulated deficit	(493,309)	(436,421)
Total stockholders’ equity	125,243	115,491
Total liabilities and stockholders' equity	$351,931	$328,718

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Product	$51,082	$43,204	$115,185	$90,354
Maintenance and professional services	34,546	26,136	97,734	71,143
Total revenue	85,628	69,340	212,919	161,497
Cost of revenue:
Product	8,947	7,240	21,002	16,877
Maintenance and professional services	10,250	8,688	29,394	25,662
Total cost of revenue	19,197	15,928	50,396	42,539
Total gross profit	66,431	53,412	162,523	118,958
Operating expenses:
Research and development	15,062	10,985	44,552	32,634
Sales and marketing	46,098	34,028	133,416	102,629
General and administrative	13,880	9,148	40,872	27,265
Total operating expenses	75,040	54,161	218,840	162,528
Loss from operations	(8,609)	(749)	(56,317)	(43,570)
Interest expense	(208)	(290)	(676)	(953)
Other income (expense), net	865	160	2,040	(66)
Revaluation of warrant liabilities	—	—	—	(342)
Loss before income taxes	(7,952)	(879)	(54,953)	(44,931)
Income tax provision	334	412	1,935	1,221
Net loss	$(8,286)	$(1,291)	$(56,888)	$(46,152)
Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.21)	$(1.41)	$(7.65)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	42,064,356	6,139,876	40,294,019	6,032,427

FORESCOUT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(56,888)	$(46,152)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	39,544	12,060
Depreciation	5,490	4,451
Revaluation of warrant liabilities	—	342
Other	113	259
Changes in operating assets and liabilities:
Accounts receivable	(3,414)	(4,286)
Inventory	3,348	835
Deferred commissions	1,143	(2,483)
Prepaid expenses and other current assets	(1,924)	66
Other assets	(154)	336
Accounts payable	(6,110)	(3,319)
Accrued compensation	(1,539)	3,820
Accrued expenses	1,704	(567)
Customer deposits	(677)	5,788
Deferred revenue	27,222	32,333
Severance pay, net	122	208
Other liabilities	(588)	(128)
Net cash provided by operating activities	7,392	3,563
Cash flows from investing activities:
Purchases of property and equipment	(6,766)	(3,386)
Purchases of marketable securities	(54,530)	—
Proceeds from maturities of marketable securities	97,050	—
Net cash provided by (used in) investing activities	35,754	(3,386)
Cash flows from financing activities:
Repayments of notes payable	(5,625)	(5,624)
Proceeds from sales of shares through employee equity incentive plans	24,648	960
Payment related to shares withheld for taxes on vesting of restricted stock units	(10,727)	—
Proceeds from public offerings, net	13,818	—
Payments of deferred offering costs	(1,542)	(2,708)
Net cash provided by (used in) financing activities	20,572	(7,372)
Net change in cash, cash equivalents, and restricted cash for period	63,718	(7,195)
Cash, cash equivalents, and restricted cash at beginning of period	67,357	83,877
Cash, cash equivalents, and restricted cash at end of period	$131,075	$76,682

FORESCOUT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

GAAP gross profit	$66,431	$53,412	$162,523	$118,958
Add:
Stock-based compensation expense	782	305	2,385	990
Non-GAAP gross profit	$67,213	$53,717	$164,908	$119,948

GAAP operating expense:	$75,040	$54,161	$218,840	$162,528
Less:
Stock-based compensation expense	12,236	3,604	37,159	11,070
Acquisition-related expenses	481	—	481	—
Non-GAAP operating expense	$62,323	$50,557	$181,200	$151,458

GAAP operating loss	$(8,609)	$(749)	$(56,317)	$(43,570)
Add:
Stock-based compensation expense	13,018	3,909	39,544	12,060
Acquisition-related expenses	481	—	481	—
Non-GAAP operating income (loss)	$4,890	$3,160	$(16,292)	$(31,510)

GAAP net loss	$(8,286)	$(1,291)	$(56,888)	$(46,152)
Add:
Stock-based compensation expense	$13,018	$3,909	$39,544	$12,060
Acquisition-related expenses	481	—	481	—
Revaluation of warrant liabilities	—	—	—	342
Tax effect of non-GAAP adjustments	(131)	—	(131)	—
Non-GAAP net income (loss)	$5,082	$2,618	$(16,994)	$(33,750)
Non-GAAP net income (loss) per share, diluted	$0.10	$0.08	$(0.42)	$(5.59)

GAAP weighted-average shares used to compute net loss per share, diluted	42,064,356	6,139,876	40,294,019	6,032,427
Add:
Weighted-average effect of potentially dilutive securities	6,442,336	28,594,968	—	—
Non-GAAP weighted-average shares used to compute net income per share, diluted	48,506,692	34,734,844	40,294,019	6,032,427

Net cash (used in) provided by operating activities	$(11,644)	$2,313	$7,392	$3,563
Less:
Net purchases of property and equipment	1,934	592	6,766	3,386
Free cash flow (non-GAAP)	$(13,578)	$1,721	$626	$177
Free cash flow margin (non-GAAP)	(16)%	2%	—%	—%